Exhibit 99.1

Natural Alternatives International, Inc. Files Unfair Competition, False Advertising and Disparagement Complaint Against

Creative Compounds Inc.

SAN MARCOS, Calif., September 18, 2015 -- Natural Alternatives International, Inc. ("NAI") (NASDAQ: NAII), a leading formulator, manufacturer and marketer of customized nutritional supplements, announced today that it has filed a Complaint against Creative Compounds Inc. ("Creative") to stop Creative from intentionally and improperly trying to mislead NAI's actual and potential customers and wrongfully interfering with NAI's CarnoSyn® beta-alanine business. The suit was filed in U.S. District Court for the Southern District of California.

NAI sells beta-alanine to customers under the trademark CarnoSyn®. NAI also owns a robust portfolio of 34 patents in the United States and foreign countries (14 in the United States) related to beta-alanine. In numerous scientific studies, CarnoSyn® beta-alanine, when used as a dietary supplement, has been proven to delay the onset of fatigue in muscle cells, thereby eliminating muscle fatigue and soreness and has been shown to improve athletic performance.

The Complaint alleges that, on or about September 5, 2015, Creative, which sells generic beta-alanine, sent an internet communication to customers and potential customers of beta-alanine making numerous false and misleading statements regarding Creative's own generic beta-alanine, NAI, CarnoSyn® beta- alanine, and NAI's intellectual property rights. Creative, according to the Complaint, engaged in unfair competition, false advertising, trade libel and product disparagement, and intentional interference with NAI's business – all designed to improperly boost its sales and intentionally interfere with NAI's expanding CarnoSyn® business.

Mark A. LeDoux, NAI's CEO and Chairman of the Board, said that "NAI filed this action to stop Creative from intentionally and improperly trying to mislead NAI's current and potential customers and wrongfully interfering with NAI's CarnoSyn® beta-alanine business." He went on to say that "NAI has invested significant time and money to build, promote and expand this business and we will pursue all appropriate legal avenues to protect our CarnoSyn® beta-alanine brand and intellectual property rights."

NAI previously sued DNP International Co., Inc., a generic beta-alanine supplier, for unfair competition and related claims. As a result of the suit, DNP and its affiliates exited the beta-alanine business.

NAI is represented by Kevin M. Bell and Richard J. Oparil of Porzio, Bromberg & Newman, P.C.

NAI, headquartered in San Marcos, California, is a leading formulator, manufacturer and marketer of nutritional supplements and provides strategic partnering services to its customers. NAI's comprehensive partnership approach offers a wide range of innovative nutritional products and services to NAI's clients including: scientific research, clinical studies, proprietary ingredients, customer-specific nutritional product formulation, product testing and evaluation, marketing management and support, packaging and delivery system design, regulatory review and international product registration assistance. For more information about NAI, please see its website at http://www.nai-online.com.

This press release contains forward-looking statements within the meaning of applicable securities laws that are not historical facts and information. These statements represent our intentions, expectations and beliefs concerning future events, including, among other things, our expectations and beliefs with respect to our future financial and operating results, the outcome of pending litigation, the continued validity of our patents, and our ability to successfully develop, license and enforce our intellectual property rights. We wish to caution readers these statements involve risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein. NAI's financial performance and the forward-looking statements contained herein are further qualified by other risks including those set forth from time to time in the documents filed by us with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SOURCE - Natural Alternatives International, Inc.

CONTACT – Kenneth Wolf, Chief Operating and Chief Financial Officer, Natural Alternatives

International, Inc., at 760-736-7700 or investor@nai-online.com

Web site: http://www.nai-online.com